Exhibit 3.181

CERTIFICATE OF INCORPORATION

OF

POWDER RIVER COAL COMPANY

FIRST: The name of the corporation is

POWDER RIVER COAL COMPANY

SECOND: Its registered office in the State of Delaware is located at 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware.

THIRD: The nature of the business, or purposes to be conducted or promoted, are:

A.	To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

B.	Without limiting the generality of the foregoing, to engage in the business of mining, extracting, recovering and removing coal; to construct, own and operate all necessary facilities; and to do all things necessary or convenient in connection therewith.

C.	To conduct its business in all or any of its branches in the State of Delaware and in any or all other states, territories or possessions of the United States of America and the District of Columbia, and in any or all foreign countries, to have one or more offices within or outside the State of Delaware, and to enter into partnership, joint venture or similar arrangements to engage in any of the foregoing activities.

FOURTH: The corporation shall have authority to issue 1,000 shares of common stock with a par value of $100.00 per share. The minirum capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

FIFTH: The name and mailing address of the incorporator is as follows:

Marvin O. Young	301 North Memorial Drive
St. Louis, Missouri 63102

SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

SEVENTH: The corporation is to have perpetual existence.

EIGHTH: The number of directors shall be fixed by the by-laws.

NINTH: The power to make, alter and repeal by-laws of the corporation is conferred upon the board of directors.

TENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

THE UNDERSIGNED, being the Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of rmlaware, doei make this certificate, hereby declaring and certifying that the facts herein stated are true, this 14th day of November, 1972.

/s/ Marvin O. Young
Marvin O. Young

STATE OF MISSOURI     )

                                               ) SS,

CITY OF ST. LOUIS         )

BE IT REMEMBERED, that on this 14th day of November, 1972, personally came before me, a Notary Public for the State of Missouri, Marvin O. Young, the party to the foregoing certificate of incorporation, known to me personally to be such, and acknowledged the said certificate to be his free act and deed and that the facts therein stated are true.

GIVEN under my hand and seal of office the day and year aforesaid.

/S/ [STAMP]
Notary Public

2 -

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OP INCORPORATION

■ ■ ■ ■ ■ ■

POWDER RIVER COAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of said corporation as follows:

RESOLVED, That this Board of Directors considers the amendment of the Company’s Certificate of Incorporation by the addition thereto after paragraph “TENTH” of a new paragraph numbered “ELEVENTH” and reading as set forth below to be advisable and in accordance with the desire of the Company’s sole stockholder that the personal liability of the Company’s directors be eliminated or limited except in certain specified instances:

ELEVENTH: A director of this corporation shall under no circumstances have any personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for those specific breaches and acts or omissions with respect to which the Delaware General Corporation Law expressly provides that this provision shall not eliminate or limit such personal liability of directors.

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said POWDER RIVER COAL COMPANY has caused this certificate to be signed by F. L. Barkofske, its Vice President, and attested by J. J. Gazzoli, its Secretary, this 17th day-of November, 1986.

By:	/s/ F. L. Barkofske
F. L. Barkofske, Vice President

[Seal]

By:	/s/ J.J. Gazzoli
J. J. Gazzoli, Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

POWDER RIVER COAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of said corporation as follows:

RESOLVED, That the Certificate of Incorporation of the Company be amended by the addition thereto after paragraph “Fourth” of a new paragraph reading as follows:

“That the presently authorized and issued two shares of capital stock of the Company be changed and split up on the basis of three hundred shares without a par value for each issued and outstanding share with a par value of $100 per share for a total of 600 shares to be issued and outstanding; and that the remaining authorized and unissued shares with a par value of $100 per share be changed into 400 shares without a par value.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delawaie.

IN WITNESS WHEREOF, said POWDER RIVER COAL COMPANY has caused this certificate to be signed by J. F. Lake, its President, and attested by T. L. O’Connor, it Secretary, this 19th day of October, 1987.

(SEAL)

By	/s/ J. F. Lake
J. F. Lake, President

ATTEST:

By:	/s/ T. L. O’Connor
T. L. O’Connor, Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

ROCHELLE COAL COMPANY

INTO

POWDER RIVER COAL COMPANY

POWDER RIVER COAL COMPANY, N corporation organized and existing under and by virtue of the General Corporation Law of Delaware.

DOES IIEREUV CERTIFY:

FIRST; That this corporation was incorporated on the 16th day of November, 1972. pursuant to the General Corporation Law of the State of Delaware.

SECOND: Thai this corporation owns all of the outstanding shares of all classes of stock of Rochelle Coal Company. a corporation incorporated on the 9th day of May, 1983. pursuant to the General Corporation Law of the State of Delaware.

THIRD: That this corporation. by the following resolutions or its Board of Directors, duly adopted by unanimous written consent of its members filed with the minutes of the Board on the 14th day of January, 1996 determined to and did merge into itself said Rochelle Coal Company.

RESOLVED, that Powder River Coal Company merge, and it hereby does merge into itself said Rochelle Coal Company and assumes all its obligations; and

FURTHER RESOLVED, that the merger shall become effective on Jan. 1, 1996

FURTHER RESOLVED. that the proper officer of this corporation he and he or she is hereby directed to make and execute a Cenificate of Ownership and Merger setting forth a copy of the resolutions to merge said Rochelle Coal Company and assume its liabilities and obligations, and the date of adoption thereof. and to cause the same to be tiled with the Secretary at State and to do all acts and things whatnye vet-, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

FOURTH: That this corporation survives the merger and may be served with process in the Slate of Delaware in any proceeding for enforcement of any obligation of Rochelle Coal Company as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of Title 8 of the Delaware Code, and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is Caller Box 3034, Gillette, Wyoming 82717-3034 until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the Secretary of State of Delaware duplicate copies of such process, one of which copies the Secretary of State of Delaware shall forthwith send by registered mail to Powder River Coal Company at the above address.

FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Powder River Coal Company at any time prior to the date of filing the merger with the Secretary of State.

IN WITNESS WHEREOF, said Powder River Coal Company has caused this Certificate to be signed by Peter B. Lilly, its Chairman of the Board of Directors, this 1st day of January, 1996.

POWDER RIVER COAL COMPANY

By:	/s/ Peter B. Lilly
Peter B. Lilly
Chairman of the Board of Directors

2

CERTIFICATE OF MERGER

OF

TRINITY MINING COMPANY

INTO

POWDER RIVER COAL COMPANY

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME	STATE OF INCORPORATION
POWDER RIVER COAL COMPANY	DELAWARE
TRINITY MINING COMPANY	DELAWARE

SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is Powder River Coal Company.

FOURTH: That the Certificate of Incorporation of Powder River Coal Company, a Delaware corporation which will survive the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is Caller Box 3034, Gillette, Wyoming 82717-3034.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH That this Certificate of Merger shall be effective on January 1, 1996

Dated: January 1, 1996

POWDER RIVER COAL COMPANY

By:	/s/ Peter B. Lilly
Peter B. Lilly
Chairman of the Board of Directors

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

RAWHIDE COAL COMPANY

INTO

POWDER RIVER COAL COMPANY

POWDER RIVER COAL COMPANY, a corporation organized and existing under the laws of Delaware,

DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 16th day of November, 1972, pursuant to the General Corporation Law of the State of Delaware.

SECOND: That this corporation owns all ten (10) shares of the outstanding shares of common stock of Rawhide Coal Company, a corporation incorporated on the 12th day of September, 1994, pursuant to the General Corporation Law of the State of Delaware,

THIRD: That this corporation, by the following resolutions of their Board of Directors, duly adopted by unanimous written consent of its members, filed with the minutes of the Board on September 2, 1997.

RESOLVED, that POWDER RIVER COAL COMPANY, a Delaware corporation merge, and does hereby merge into itself said RAWHIDE COAL COMPANY and assumes all its obligations; and

FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

FURTHER RESOLVED, that the proper officer of this Corporation be and he or she is hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said RAWHIDE COAL COMPANY, and assume its liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger; and

IN WITNESS WHEREOF, said POWDER RIVER COAL COMPANY has caused this Certificate to be signed by Thomas S. Hilton, its Vice President. this 5th day of September, 1997.

By	/s/ T. S. Hilton
T. S. Hilton, Vice President (Title)

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 266 OF THE

DELAWARE GENERAL CORPORATION LAW

1.	The name of the Corporation is Powder River Coal Company.

2.	The date on which the original Certificate of Incorporation was filed with the Secretary of State is November 16, 1972.

3.	The name of the limited liability company to which the Corporation is herein being converted is Powder River Coal, LLC.

4.	This Certificate of Conversion shall be effective immediately upon filing with the Secretary of State of Delaware.

5.	The conversion has been approved in accordance with the provisions of Section 266 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion this 5th day of December 2005.

By:	/s/ Joseph W. Bean
Joseph W. Bean, Assistant Secretary

CERTIFICATE OF FORMATION

OF

POWDER RIVER COAL, LLC

1.	The name of the limited liability company is Powder River Coal, LLC.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, In the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	This Certificate of Formation shall be effective immediately upon filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of this 5th May of December 2005.

By:	/s/ Joseph W. Bean
Joseph W. Bean, Authorized Person

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1. The name of the limited liability company is POWDER RIVER COAL, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington Zip Code 19808. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company

By:	/s/ Kenneth L. Wagner
Authorized Person

Name:	Kenneth L. Wagner
Print or Type

CERTIFICATE OF AMENDMENT

TO CERTIFICATE OF FORMATION OF

POWER RIDER COAL, LLC

I. The name of the limited liability company is:

Powder River Coal, LLC

2. Article I of the Certificate of Formation of the limited liability company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is Peabody Powder River Mining, LLC.”

3. This Certificate of Amendment shall be effective immediately upon filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment this 16th day of September, 2010.

Peabody Powder River Operations, LLC, its Sole Member

By:	/s/ Kenneth L. Wagner
Kenneth L. Wagner
Its: Vice President and Secretary